Exhibit 23.1

Pollard-Kelley Auditing Services, Inc.
Auditing Services
3250 West Market St, Suite 307
Fairlawn, OH 44333 330-864-2265

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use of our report dated May 19, 2006, with respect to the consolidated financial statements included in the filing of the Registration Statement (Form S-8) of Home System Group (Formerly Supreme Realty Investments, Inc.) for the fiscal year ended December 31, 2005.

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Pollard-Kelley Auditing Services, Inc.
Fairlawn, Ohio
October 10, 2006